Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent the use in this Registration Statement of Dirt Motor Sports, Inc. on Form SB-2 of our report dated March 29, 2006 and May 25, 2006 of Dirt Motor Sports, Inc. for the three month period ended December 31, 2005 and for the years ended September 30, 2005 and 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Marrell, Hall, McIntosh & Co PLLP
Oklahoma City, Oklahoma
July 10, 2006